                                 FIRST AMENDMENT TO
                                  CREDIT AGREEMENT


                             Dated as of January 29, 1999


                           (amending the Credit Agreement,
                                     dated as of
                                 February 26, 1998)

                                        among

                                 ALADDIN GAMING, LLC,
                                   as the Borrower,


                           VARIOUS FINANCIAL INSTITUTIONS,
                                   as the Lenders,


                               THE BANK OF NOVA SCOTIA,
                     as the Administrative Agent for the Lenders,


                          MERRILL LYNCH CAPITAL CORPORATION,
                      as the Syndication Agent for the Lenders,


                                         and


                               CIBC OPPENHEIMER CORP.,
                     as the Documentation Agent for the Lenders.

                         FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") dated as of January 29, 1999, by and among ALADDIN GAMING, LLC, a Nevada limited-liability company (the "BORROWER"), the various financial institutions as are or may become parties hereto (collectively, the "LENDERS"), THE BANK OF NOVA SCOTIA, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, MERRILL LYNCH CAPITAL CORPORATION, as syndication agent (in such capacity, the "SYNDICATION AGENT") for the Lenders, and CIBC OPPENHEIMER CORP., as documentation agent (in such capacity, the "DOCUMENTATION AGENT") for the Lenders.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                 W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent have heretofore entered into a certain Credit Agreement, dated as of February 26, 1998 (the "CREDIT AGREEMENT");

     WHEREAS, the Borrower has requested the Lenders to grant certain forbearances and waivers under the Credit Agreement and to enter into certain amendments of the Credit Agreement; and

     WHEREAS, each of the parties hereto is willing, on the terms and subject to the conditions hereinafter set forth, to so amend the Credit Agreement and grant the forbearances and waivers, but only upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

     SECTION I.1. CERTAIN DEFINED TERMS. The following terms (whether or not italicized) when used in this Amendment, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

     "FACILITIES AGREEMENT" shall mean that certain Facilities Agreement between General Electric Capital Corporation ("GECC"), for itself and as agent for certain participants, and the Borrower dated as of June 26, 1998, as amended by that certain First Amendment to Facilities Agreement between GECC, for itself and as agent for certain participants, and the Borrower dated as of September 2, 1998, as the same may be further amended in accordance with the Intercreditor Agreement by the Second Amendment to Facilities Agreement if, as and when effective, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

     "FIRST AMENDMENT TO CREDIT AGREEMENT" shall mean this Amendment.

     "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement by and among the Administrative Agent, GECC and the Borrower dated as of June 30, 1998 and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof.

     "SECOND AMENDMENT TO FACILITIES AGREEMENT" shall mean the second amendment to the Facilities Agreement which is entered into by the Borrower and GECC, for itself and as agent for certain participants, in accordance with the terms of the Intercreditor Agreement. As of the date of this Amendment, the Facilities Agreement has not been amended by the Second Amendment to Facilities Agreement.

     SECTION I.2. OTHER DEFINED TERMS; CONSTRUCTION. For purposes of this Amendment, capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended by this Amendment, and the rules of construction set forth in ARTICLE I of the Credit Agreement shall apply to this Amendment.

                                      ARTICLE II

                    EVENTS OF DEFAULT; FORBEARANCES BY THE LENDERS

     SECTION II.1. INDEBTEDNESS OF ALADDIN MUSIC. Aladdin Music has incurred the Indebtedness listed on Schedule 2.1 to this Amendment which Indebtedness is not permitted under SECTION 7.2.2 of the Credit Agreement. The existence of such Indebtedness by Aladdin Music constitutes an Event of Default under the Credit Agreement which will continue unless waived by the Lenders in their sole discretion. The Lenders agree to forbear from exercising their rights, remedies and options under the Credit Agreement based upon such Event of Default until March 10, 1999 and during such forbearance the Lenders agree to reduce the amount required to bring the Main Project Budget In Balance in accordance with the Credit Agreement by the amount of such Indebtedness. Such forbearance and reduction shall no longer apply without any further notice after 11:59 p.m. on March 10, 1999 unless the following have occurred:

     (a) If such Indebtedness is due from Aladdin Music to the Borrower, either Completion Guarantor or an Affiliate of Aladdin Music, the Borrower or either Completion Guarantor, as the case may be, the holder of such Indebtedness shall deliver its agreement to Aladdin Music, the Borrower and the Lenders effective as of January 19, 1999, which provides, in relevant part, that (i) such Indebtedness is subject and subordinate in all respects to the Loan, the Loan Documents, the Facilities Agreement and the FF&E Lease Documents, the repayment of all amounts evidenced and secured thereby and the rights, remedies and options of the Lenders and GECC thereunder, as the case may be, (ii) such holder shall forbear from exercising any and all rights to collect such Indebtedness (including rights in bankruptcy) until the earlier of (A) indefeasible payment of the Indebtedness evidenced and secured by the Loan Documents, the Facilities Agreement and the FF&E Lease Documents and (B) such time as the Indebtedness permitted under CLAUSE (i) of SECTION 7.2.2 of the Credit Agreement has been consummated by Aladdin Music and the Music Project Parcel has been released from the Deed of Trust in accordance with CLAUSE (c) of SECTION
          7.1.19 of the Credit Agreement and (C) in no event shall any amount under the Credit Agreement or the Facilities Agreement be allocated to repayment or reimbursement of such Indebtedness or be used to fund any such amounts;

     (b) If all or a portion of such Indebtedness is or becomes due and payable on or before March 10, 1999, Aladdin Music shall pay the amount thereof as and when such Indebtedness becomes due and payable and shall deliver proof of such payment to the Administrative Agent which shall be in form and content satisfactory to it in its sole discretion and which shall include a general release of Aladdin Music with respect to such Indebtedness;

     (c) Subject to ITEM (b) above, if all or a portion of such Indebtedness is due and payable after March 10, 1999, the Borrower and the Completion Guarantor shall deliver an agreement to the Administrative Agent effective as of January 19, 1999, which shall be in form and content satisfactory to the Administrative Agent in its sole discretion and which shall provide, in relevant part, that
          (1) Aladdin Music and each Completion Guarantor shall furnish, or cause to be furnished, to the Administrative Agent within 10 days after the end of each calendar month a certificate from Aladdin Music and each Completion Guarantor which lists all unpaid Indebtedness of Aladdin Music and the amount thereof which has become due and payable or for which demand has been made and which includes an unqualified representation that Aladdin Music has not incurred any Indebtedness in addition to that which is set forth in the Borrower's Letter or which is otherwise expressly permitted by the Credit Agreement, as amended by this Amendment, (2) Aladdin Music and each Completion Guarantor have agreed jointly, severally, absolutely and unconditionally to pay such Indebtedness or the portion thereof which becomes due and payable from time to time within 5 days after such Indebtedness or portion thereof becomes due and payable and demand for payment has been made therefor and (3) in addition to the obligations set forth in ITEM (2) of this CLAUSE (c), the Borrower and each Completion Guarantor covenant and agree that with respect to any Indebtedness of Aladdin Music (whether or not listed on SCHEDULE 2.1 or permitted by the Credit Agreement, as amended by this Amendment) which has not been paid within 5 days after such amount becomes due and payable and demand for such payment has otherwise been made, (A) the amount thereof shall be added to the amount required at such time to bring the Main Project Budget In Balance, (B) the waiver granted by the Lenders under this Amendment shall automatically be revoked without further notice and the Lenders shall be entitled immediately to exercise all rights, remedies and options under the Loan Documents and (C) no pending or further Advance Requests will be approved and no pending or further Advances will be made by the Administrative Agent or the Disbursement Agent; and

     (d) the Borrower has delivered all other waivers of such Event of Default which are required by the Discount Note Indenture and the Facilities Agreement.

     SECTION II.2. WAIVER OF DEFAULT BY THE BORROWER AND ALADDIN MUSIC. If on or before March 10, 1999, time being of the essence, the requirements set forth in CLAUSES (a), (b), (c) and (d) of SECTION 2.1 of this Amendment have been satisfied by or on behalf of the Borrower and the Second Amendment to Facilities Agreement has been executed and delivered by GECC and the Borrower in accordance with this Amendment, the Event of Default described in Section 2.1 of this Amendment shall be waived by the Lenders.

     SECTION II.3. REPRESENTATIONS BY THE BORROWER. The Borrower acknowledges that it is unable to make certain representations which it is required to make under SECTION 3.2. of the Disbursement Agreement as a condition to an Advance because CLAUSE (c) of SECTION 7.2.4 of the Credit Agreement needs to be amended as set forth in CLAUSE (j) of SECTION 3.1 of this Amendment. The Borrower will continue to be unable to make such representation until the Credit Agreement is amended in accordance with this Amendment and the Intercreditor Agreement. Between the date of this Amendment and March 10, 1999, the Lenders agree to waive the requirement that the Credit Agreement be amended, as aforesaid. Such waiver shall automatically expire without any further notice at 11:59 p.m. on March 10, 1999. After such expiration, no Advance Requests will be approved and no Advances will be made by the Administrative Agent or the Disbursement Agent until the Credit Agreement has been amended in accordance with this Amendment and the Borrower has otherwise satisfied the conditions in SECTION 3.2 of the Disbursement Agreement.

     SECTION II.4. BALANCING THE MAIN PROJECT BUDGET. The Borrower acknowledges that as of December 17, 1998, the amount required in order for the Main Project Budget to be In Balance was $4,838,466 plus the amount of the Indebtedness of Aladdin Music described in SCHEDULE 2.1 annexed to this Amendment (collectively, the "IN BALANCE AMOUNT"). The Lenders agree that until March 10, 1999 the In Balance Amount shall be reduced by $2,750,000, the approximate amount which Pepsi-Cola Company has agreed to pay the Borrower pursuant to that certain concession agreement dated November 17, 1998. Such reduction shall no longer apply without any further notice after 11:59 p.m. on March 10, 1999 unless the Facilities Agreement and the Credit Agreement have been amended in accordance with this Amendment. The Borrower agrees that no Advance Requests will be approved and no Advances will be made by the Administrative Agent or the Disbursement Agent until the Borrower has satisfied all of the conditions which are required to be satisfied with respect to each Advance including, without limitation, the performance of its obligations under
SECTION 7.1.14 of the Credit Agreement and that an additional Event of Default will exist under the Loan Documents if such In Balance Amount (as adjusted in accordance with the Credit Agreement) is not paid by March 10, 1999, time being of the essence.

     SECTION II.5. LETTERS OF CREDIT. On or about November 30, 1998, the Completion Guarantors delivered letters of credit to the Administrative Agent in the aggregate amount of $6,574,000 in order to bring the Main Project Budget In Balance. The Lenders agree that the Administrative Agent shall forbear until March 10, 1999 from drawing the letters of credit previously delivered by or on behalf of the Borrower in order for the Main Project Budget to be In Balance. The Borrower and each of the Completion Guarantors agree that such forbearance shall no longer apply without any further notice after 11:59 p.m. on March 10, 1999 unless the Facilities Agreement has been amended in accordance with this Amendment and the Intercreditor Agreement, on or before such date, time being of the essence, and the Administrative Agent shall draw such letters of credit and deposit the proceeds thereof into the Guaranty Deposit Account for disbursement in accordance with the Disbursement Agreement. The Completion Guarantors agree that any demand or draw under the letter of credit delivered by each of them shall be based upon the first certification or statement contained in each letter of credit.

     SECTION II.6. SECOND AMENDMENT TO FACILITIES AGREEMENT. As of the date of this Amendment, the Borrower has requested GECC and its participants to execute and deliver a second amendment to the Facilities Agreement which is consistent with and includes and approves, as applicable, all of the provisions of this Amendment and which includes (x) an express acknowledgment by GECC that after giving effect to such second amendment, the Borrower has performed all of its obligations under the Facilities Agreement which it is required to perform thereunder through and including the effective date of such second amendment and that the Indebtedness set forth on SCHEDULE 2.1 of this Amendment which has been incurred by Aladdin Music and the Indebtedness to be incurred by Aladdin Music which is permitted under CLAUSE (k) of SECTION 3.1 of this Amendment is "INDEBTEDNESS" (as defined in the Facilities Agreement) of Aladdin Music which is permitted by the Facilities Agreement and that the incurrence thereof has not and will not constitute a "DEFAULT" or "EVENT OF DEFAULT" (as such terms are defined in the Facilities Agreement) or result in the failure of the Borrower to satisfy any of the conditions to "FUNDING" (as such term is set forth in the Facilities Agreement), (y) representations from the Borrower for the benefit of GECC and the Lenders as set forth in SECTIONS 8(a), 8(b), 8(c), 8(d), 8(e), 8(f), 8(g), 8(n), 8(o), 8(p), 8(s) and 8(y) of the Facilities Agreement and (z) a representation from the Completion Guarantors for the benefit of GECC and the Lenders that the Completion Guarantors have no knowledge of any act or condition which, with the giving of notice or passage of time, would constitute a "DEFAULT" or "EVENT OF DEFAULT" under the Facilities Agreement. GECC and its participants have not agreed to enter into any such second amendment to the Facilities Agreement and the Borrower is continuing its discussions with GECC, the outcome of which is unknown at this time. If the Second Amendment to Facilities Agreement in the form required by this SECTION 2.6 is not executed and delivered by GECC and the Borrower in accordance with the Intercreditor Agreement on or before March 10, 1999, time being of the essence, the Borrower and the Completion Guarantors agree that an Event of Default shall exist under the Credit Agreement and the Lenders shall have the right to exercise all rights, remedies and options under the Loan Documents including, without limitation, those granted under ARTICLE VIII of the Credit Agreement and that the Administrative Agent shall have no obligation to approve any Advance Requests and that the Administrative Agent and the Disbursement Agent shall have no obligation to make any Advance.

     SECTION II.7. RESERVATION OF RIGHTS. The Borrower agrees that neither this Amendment nor the making of any Advance by the Disbursement Agent and the Administrative Agent's consent thereto shall constitute (w) an approval of all or any portion of any Advance Request, (x) a waiver or forbearance by the Disbursement Agent or the Administrative Agent under any of the Loan Documents, except as expressly set forth herein, (y) the acceptance by the Disbursement Agent or the Administrative Agent of any course of conduct by the Borrower or the Completion Guarantor or (z) an agreement by the Administrative Agent to amend any of the Loan Documents without the required approval from the Required Lenders and a corresponding amendment of the Facilities Agreement. The Borrower further agrees that the Administrative Agent and the Disbursement Agent reserve all rights, remedies and options under the Loan Documents to require the Borrower to satisfy in all respects the conditions relating to each Advance and perform all of its obligations under the Loan Documents which are then due and owing or are susceptible of performance, as the case may be.

                                     ARTICLE III

                                      AMENDMENTS

     SECTION III.1.  AMENDMENTS.  The parties hereto hereby agree as follows:
          (a) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement expressly approves the amendment to the definition of "AVAILABLE FUNDS" as set forth below, the definition of "AVAILABLE FUNDS" in
SECTION 1.1 of the Credit Agreement shall be amended in its entirety to read as set forth below:

          "'AVAILABLE FUNDS' means, from time to time, the sum of (s) amounts which are available to be drawn to fund Line Item Categories under letters of credit deposited by or on behalf of the Borrower pursuant to SECTION 7.1.14 of this Agreement, PLUS (t) so long as no default (beyond the expiration of applicable grace, notice and cure periods) exists under an executed lease, occupancy, concession or license agreement (but not including any letter of intent or other interim agreement) covering a portion of the Main Project which has been approved by the Administrative Agent in its sole discretion (which approval may be conditioned upon the delivery of a subordination, non-disturbance and attornment agreement or continuation agreement, as applicable, and estoppel certificate each in form and content satisfactory to the Administrative Agent in its sole discretion), amounts payable thereunder prior to the Conversion Date for Project Costs which amounts (1) would otherwise have been paid by the Borrower if such lease, occupancy, concession or license agreement had not been entered into and (2) are not otherwise payments or prepayments of rent or other periodic payments to be made for the occupancy, use or right to market products at the Main Project as determined by the

     Administrative Agent in its sole discretion, PLUS (u) the aggregate of the unutilized Commitments (EXCLUDING, HOWEVER, the Commitments of all Defaulting Lenders) under the Bank Credit Facility, PLUS (v) the aggregate of the amounts on deposit in the Borrower's Funds Account, the Construction Note Disbursement Account and all Anticipated Earnings thereon, PLUS (w) the aggregate of the amounts on deposit in the Guaranty Deposit Account, the Cash Management Account, the Bank Proceeds Account, the Loss Proceeds Account and the Interest Payment Account, PLUS (x) so long as (1) no default under the Site Work Agreement and the Mall Project Loan and no Default hereunder have occurred and are continuing at the relevant time of computation, (2) advances of the Mall Project Loan have commenced on or before June 30, 1998 and have continued in accordance with the approved draw schedule for the Mall Project Loan, (3) advances of the Mall Project Loan to reimburse the Borrower in accordance with the Site Work Agreement are made within 45 days after the Construction Consultant and the Owner Representative have approved the work to be completed by the Borrower pursuant to the Site Work Agreement, the aggregate amounts payable to the Borrower by Aladdin Bazaar pursuant to Section 4.5 of the Site Work Agreement, PLUS (y) the lesser of (1) the aggregate of the amounts available to be drawn under all Approved Equipment Funding Commitments and (2) the aggregate amount of Remaining Costs on the date of calculation for the Equipment Component (as in effect from time to time), PLUS (z) the aggregate amount of Main Project Costs which the Design/Builder and/or Fluor have agreed or confirmed in writing, to the reasonable satisfaction of the Administrative Agent, that they are responsible for paying (on a timely basis relative to the Main Project's cash needs) from their own funds but which they have not yet paid."

          (b) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement expressly approves the addition of the following definitions to the Credit Agreement, the following definitions shall be added to
SECTION 1.1 of the Credit Agreement:

          "ADJUSTED NET WORTH" means Net Worth increased by an amount equal to the losses attributable to the Music Project (not to exceed $8,660,000 in the aggregate).

          "COMMON PARKING AREA" is defined in the Site Work Agreement.

          "COMMON PARKING AREA BUDGET" is defined in SECTION 7.1.24.

          "EXCESS CONTRIBUTION" is defined in SECTION 7.1.24.

          "EXCESS CONTRIBUTION AGREEMENT" is defined in SECTION 7.1.24.

          (c) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement expressly approves the addition of the parenthetical clause set forth below, the following parenthetical clause shall be added at the end of CLAUSE (d) of the definition of "INDEBTEDNESS" in SECTION 1.1 of the Credit
Agreement:

     "(other than (x) prior to the Conversion Date Indebtedness which is to be funded from Available Funds and (y) after the Conversion Date accounts payable by the Borrower arising in the ordinary course of business in connection with the operation of the Main Project as a casino/hotel)"

          (d) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement expressly approves the amendment to the definition of "LOAN DOCUMENTS" as set forth below, the definition of "LOAN DOCUMENTS" in SECTION 1.1 of the Credit Agreement shall be amended in its entirety to read as set forth below:

          "'LOAN DOCUMENTs' means, collectively, this Agreement, the Notes, the Letters of Credit, each Pledge Agreement, each Rate Protection Agreement, each Borrowing Request, each Letter of Credit Issuance Request, the Security Agreement, the Keep-Well Agreement, the Completion Guaranty, the Excess Contribution Agreement, the GECC Intercreditor Agreement, the Trademark Security Agreement, the Deed of Trust, the Disbursement Agreement, the Mall Project Completion Assignment, the Fee Letters, the Environmental Indemnity, the Assignment of Contracts, the Assignment of Consulting Agreement, the Assignment of Design/Build Contract, the Assignment of Salle Prive Agreement, the Assignment of Project Management Agreement, the Borrower Collateral Account Agreement, the Holdings Collateral Account Agreement, the Servicing and Collateral Account Agreement, the Design/Builder Consent and Acknowledgment and any other agreement, certificate, document or Instrument delivered in connection with this Agreement and such other agreements, whether or not specifically mentioned herein or therein."

          (e) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement expressly approves the addition of the sentence set forth below, the following sentence shall be added at the end of the definition of "MAIN PROJECT BUDGET" in SECTION 1.1 of the Credit Agreement:

     "The Main Project Budget shall include a Line Item and a Line Item Category consistent with the Common Parking Area Budget."

          (f) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement expressly approves an amendment to the definition of "REALIZED SAVINGS" as set forth below, the definition of "REALIZED SAVINGS" in
SECTION 1.1 of the Credit Agreement shall be amended in its entirety to read as set forth below:

          "'REALIZED SAVINGS' means:

          (a) the portion of any decrease to the Guaranteed Maximum Price retained or to be retained by the Borrower in accordance with the provisions of Attachment H to the Design/Build Contract in the 'COST OF THE WORK' (as defined in Section 3 of Attachment G to the Design/Build Contract) contemplated by a Line Item but only to the extent that the Guaranteed Maximum Price has been reduced as a result of such decrease in the anticipated 'COST OF THE WORK' as approved in writing by the Design/Builder and such reduction is confirmed by the Construction Consultant;

          (b) with respect to the Construction Period Interest Line Item, a decrease in the anticipated cost of construction period interest resulting from (x) a decrease in the interest rates payable by the Borrower prior to the date which is six months after the Conversion Date as determined by the Administrative Agent with the reasonable concurrence of the Borrower taking into account the current and future anticipated interest rates and the anticipated times and amounts of draws under the Bank Credit Facility for the payment of Main Project Costs or (y) the anticipated Conversion Date being earlier than the date set therefor in the Construction Benchmark Schedule as determined by the Owner Representative with the reasonable concurrence of the Construction Consultant; and

          (c) with respect to any other Line Item, the amount by which the total cost allocated to such Line Item exceeds the total cost incurred by the Borrower to complete all aspects of the Work contemplated by such Line Item which amount shall not be established until the Borrower has actually completed 90% of all such Work or provided other evidence acceptable to the Administrative Agent in its sole discretion (with the concurrence of the Construction Consultant) that such amount is reasonably expected to be realized as a permanent savings prior to completion of 90% of such Work;

     in each case, which is documented by the Borrower in a Realized Savings Certificate substantially in the form of EXHIBIT W hereto, duly executed and completed with all exhibits and attachments thereto."

          (g) CLAUSE (n) of SECTION 7.1.1 of the Credit Agreement is hereby amended in its entirety to read as set forth below:

          "(n) prior to Final Completion, within 30 days after the end of each month, a monthly status report describing in reasonable detail the progress of the construction and completion of the Common Parking Area and each Construction Component and the Main Project as a whole since the immediately preceding report hereunder, including the cost incurred to the end of such month, an estimate of the time and cost required to complete the Common Parking Area and each Construction Component and the Main Project as a whole, the progress of construction and how it relates to the Construction Benchmark Schedule, an accounting of costs which have been incurred and funded with respect to the Common Parking Area, a variance report of the costs incurred through the date of such report from those set forth in the Common Parking Area Budget and such other information and reports as the Administrative Agent or Construction Consultant may reasonably request;"

          (h) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement includes an amendment to CLAUSE (r) of SECTION 10 of the Facilities Agreement substantially similar to the amendment set forth below,
SECTION 7.1.14 of the Credit Agreement shall be amended in its entirety to read as set forth below:

          "Section 7.1.14 IN BALANCE; BORROWER EQUITY. If at any time and from time to time the Main Project Budget is not In Balance, the Borrower shall deposit or cause to be deposited into the Guaranty Deposit Account, in cash, funds in the amount required to bring the Main Project Budget In Balance. Each such deposit shall be made on the earlier of (x) 10 days after demand therefor by the Administrative Agent or (y) the Business Day immediately preceding the date on which an Advance is to be made by the Lenders pursuant to the Loan Documents or, if applicable, by the Disbursement Agent pursuant to the Disbursement Agreement, as the case may be. With respect to the amount required to bring the Main Project Budget In Balance on November 13, 1998 only, if no Event of Default exists under this Agreement, in addition to or in lieu of cash, the Borrower may deliver or cause to be delivered one or more clean, irrevocable and unconditional letters of credit satisfactory to the Administrative Agent in its sole discretion in such amounts required to bring the Main Project Budget In Balance, in which case the following provisions shall apply:

     (a) If and to the extent the amount of each Line Item Category set forth in the Main Project Budget has been fully funded from Available Funds or other sources of payment (other than the letters of credit which have been delivered to fund such Line Item Category[ies] which are not In Balance (the "L/C LINE ITEM CATEGORIES")) and additional funds are required therefor, the Administrative Agent may draw on such letters of credit without any notice to the Borrower or any other Person to the extent required to fund such amounts. If any of the letters of credit are dishonored or have been fully drawn or the amounts available thereunder have been reduced to zero and such payments have not been fully paid, the Administrative Agent shall have the right to demand payment by the Borrower in accordance with the first two sentences of this SECTION
     7.1.14 and declare an Event of Default if SECTION 8.1.16 of the First Amendment to Credit Agreement applies.

     (b) The Administrative Agent shall be entitled to realize against any or all of the letters of credit (i) upon the occurrence of an Event of Default hereunder or (ii) in its sole discretion, at any time the Main Project Budget is not In Balance and apply the proceeds thereof at the discretion of the Administrative Agent.

     (c) During its review of each request for an Advance, the Administrative Agent shall determine whether the L/C Line Item Categories are In Balance. If the L/C Line Item Categories are In Balance without any need for support from the letters of credit and the Main Project Budget is otherwise In Balance or the maximum amounts permitted to be drawn under such letters of credit have been reduced to zero, the Administrative Agent shall return the letters of credit to the Persons which delivered such letters of credit to the Administrative Agent. Provided that the Main Project Budget is In Balance and no act or condition exists which, with the giving of notice or passage of time, would constitute a "DEFAULT" or "EVENT OF DEFAULT" under the Credit Agreement, the Facilities Agreement or the Discount Note Indenture, after request by the Borrower (which request shall be made in connection with a request for an Advance), the Administrative Agent shall permit the amounts of the letters of credit to be reduced to the amount required for the Borrower to perform its obligation under the Credit Agreement to keep the L/C Line Item Categories In Balance.

     (d) In the event that each letter of credit is not extended or replaced at least fifteen (15) days prior to its stated expiration date, the Administrative Agent shall make a drawing under such letter of credit of the full amount then available thereunder and shall deposit such amount into the Guaranty Deposit Account to be held by the Disbursement Agent in accordance with the terms of the Disbursement Agreement."

          (i) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement expressly approves the addition of the new Section set forth below, the following new Section shall be added to the Credit Agreement as
SECTION 7.1.24:

     "Section 7.1.24 SITE WORK AGREEMENT; EXCESS CONTRIBUTION AGREEMENT. Aladdin Bazaar has asked the Borrower and AHL to agree under the Site Work Agreement that Aladdin Bazaar will pay up to $36,000,000 for amounts attributable to the design and construction of the Common Parking Area and that the Borrower and AHL will pay all amounts in excess of $36,000,000 for such design and construction. The Borrower has delivered a budget (the "COMMON PARKING AREA BUDGET") which is being reviewed by the Construction Consultant. The Borrower agrees that if the Construction Consultant reasonably determines that adjustments are required in order for the Common Parking Area Budget to be accurate, the Borrower shall make such adjustments as so determined. The Borrower shall pay all reasonable costs, expenses and fees of the Administrative Agent and the Lenders with respect to any reviews of the Common Parking Area Budget and the design and construction of the Common Parking Area including, without limitation, the costs and expenses of the Construction Consultant's reviews of the Common Parking Area Budget from time to time and, if required, attorneys' fees and costs and expenses. In addition, if the Common Parking Area Budget, as approved by the Construction Consultant, shows a cost of completion exceeding $36,000,000, the amount over $36,000,000 shall be funded by the Borrower by delivery of a cash deposit in such amount upon the earlier of (x) such time as the Borrower is otherwise required to bring the Loan In Balance (without giving effect to such excess amount) in accordance with this Credit Agreement and the other Loan Documents and (y) such time as such amount is required in order to pay for such costs of completion (each such amount being referred to as an "EXCESS CONTRIBUTION"). In no event shall (x) any portion of any contingency, reserve or Realized Savings be allocated to the Common Parking Area Line Item Category in the Main Project Budget for amounts to be funded by the Borrower pursuant to this section or (y) any contingency, reserve or Realized Savings be used to fund any such amounts without the prior written consent of the Administrative Agent in its sole discretion. Each month the Construction Consultant shall verify the amounts required to complete construction of the Common Parking Area as part of its review of the Main Project Budget and In Balance requirements. If the Construction Consultant determines in its sole discretion that there should be an increase in the Excess Contributions, the Borrower shall, in accordance with this SECTION 7.1.24, deposit cash into the Guaranty Deposit Account in such increased amount. London Clubs and the Trust shall enter into an agreement (the "EXCESS CONTRIBUTION AGREEMENT") for the benefit of the Lenders and the Administrative Agent which shall provide, in relevant part, that London Clubs and the Trust, jointly and severally (x) shall make all Excess Contributions required from time to time in accordance with this SECTION 7.1.24 (in addition to all other payments under the Excess Contribution Agreement, the Completion Guaranty, the Environmental Indemnity and the Keep-Well

     Agreement) and (y) shall perform the obligation to keep the Line Item Category for all such amounts in excess of $36,000,000 In Balance in accordance with the Excess Contribution Agreement if the Borrower fails or refuses to do so. The form and content of the Excess Contribution Agreement shall be satisfactory to the Administrative Agent in its sole discretion."

          (j) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement includes an amendment to ITEM (3) of CLAUSE (d) of SECTION 11 of the Facilities Agreement substantially similar to the amendment set forth below, CLAUSE (c) of SECTION 7.2.4 shall be amended in its entirety to read as set forth below:

          "(c) ADJUSTED NET WORTH. Adjusted Net Worth as of the close of any such Fiscal Quarter to be less than the sum of $45,000,000 PLUS 85% of positive Net Income (after giving effect to the amount of Restricted Payments made by the Borrower in cash in accordance with CLAUSES (a) and
     (c) of SECTION 7.2.6, subject to the terms thereof for the period, treated as one accounting period) from the Closing Date through the close of such Fiscal Quarter."

          (k) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement includes an amendment to CLAUSE (b) of SECTION 11 of the Facilities Agreement substantially similar to the amendment set forth below, the following clauses shall be added as CLAUSE (j), CLAUSE (k), CLAUSE (l) and CLAUSE (m) to SECTION 7.2.2 of the Credit Agreement:

          "(j) Indebtedness of Aladdin Music (in addition to the Indebtedness referred to in SECTION 2.1 of the First Amendment to Credit Agreement) which has been approved in writing by the Completion Guarantors and which, when combined with the Indebtedness permitted under CLAUSE (k) and the first parenthetical clause in CLAUSE (m) of this SECTION 7.2.2, shall not exceed $3,500,000 in the aggregate for reasonable and necessary pre-development costs and expenses of the Music Project pursuant to agreements with either Completion Guarantor or Affiliates thereof so long as after giving effect to such Indebtedness no event or condition exists under the Credit Agreement, the Facilities Agreement or the Discount Note Indenture which, with the giving of notice or passage of time, would constitute a "DEFAULT" or "EVENT OF DEFAULT" thereunder and five days prior to the incurrence thereof the holder of such Indebtedness delivers its agreement to Aladdin Music, the Borrower and the Lenders which provides, in relevant part, that (i) such Indebtedness is subject and subordinate in all respects to the Loan, the Loan Documents, the Facilities Agreement and the FF&E Lease Documents, the repayment of all amounts evidenced and secured thereby and the rights, remedies and options of the Lenders and GECC thereunder, as the case may be, (ii) such holder shall forbear from exercising any and all rights to collect such Indebtedness (including rights in bankruptcy) until the earlier of (A) indefeasible payment of the Indebtedness evidenced and secured by the Loan Documents, the Facilities Agreement and the FF&E Lease Documents and (B) such time as the Indebtedness permitted under CLAUSE (i) of SECTION 7.2.2 of the Credit Agreement has been consummated by Aladdin Music and the Music Project Parcel has been released from the Deed of Trust in accordance with CLAUSE (c) of SECTION 7.1.19 of the Credit Agreement and (iii) in no event shall any amount under the Credit Agreement or the Facilities Agreement be allocated to repayment or reimbursement of such Indebtedness or be used to fund any such amounts;

          (k) Indebtedness of Aladdin Music (in addition to the Indebtedness referred to in SECTION 2.1 of the First Amendment to Credit Agreement) which has been approved in writing by the Completion Guarantors and which, when combined with the Indebtedness permitted by CLAUSE (j) and the first parenthetical clause in CLAUSE (m) of this SECTION 7.2.2, shall not exceed $3,500,000 in the aggregate for reasonable and necessary pre-development costs and expenses of the Music Project pursuant to agreements with third parties (other than the Borrower, either Completion Guarantor or an Affiliate of Aladdin Music, the Borrower or either Completion Guarantor, as the case may be) so long as after giving effect to such Indebtedness no event or condition exists under the Credit Agreement, the Facilities Agreement or the Discount Note Indenture which, with the giving of notice or passage of time, would constitute a "DEFAULT" or "EVENT OF DEFAULT" thereunder and five days prior to the incurrence thereof the holder of such Indebtedness delivers its agreement to Aladdin Music, the Borrower and the Lenders which provides, in relevant part, that such Indebtedness shall only be due and payable if and only if and not unless or until such time as the Indebtedness permitted under CLAUSE (i) of SECTION 7.2.2 of the Credit Agreement has been consummated by Aladdin Music and the Music Project Parcel has been released from the Deed of Trust in accordance with CLAUSE
     (c) of SECTION 7.1.19 of the Credit Agreement and that in no event shall any amount under the Credit Agreement or the Facilities Agreement be allocated to repayment or reimbursement of such Indebtedness or be used to fund any such amounts;

          (l) Indebtedness of the Borrower which has been approved in writing by the Completion Guarantors in respect of the development and use of the approximately 1,400 seat production showroom at the Main Project (including production of shows and installations with respect to such shows) so long as after giving effect to such Indebtedness no event or condition exists under the Credit Agreement, the Facilities Agreement or the Discount Note Indenture which, with the giving of notice or passage of time, would constitute a "DEFAULT" or "EVENT OF DEFAULT" thereunder, the terms of which and Instruments which evidence and, if applicable, secure such Indebtedness shall be satisfactory to the Administrative Agent as determined in good faith in its sole discretion; and

          (m) Indebtedness of Aladdin Music which has been approved in writing by the Completion Guarantors for payment of a commission (but not expenses which shall be subject to the limitations in CLAUSE (k) of this SECTION 7.2.2) for procuring a lender for the Music Project and/or equity investor (which shall not be the Borrower, either Completion Guarantor or an Affiliate of Aladdin Music, the Borrower or either Completion Guarantor, as the case may be) in Aladdin Music so long as after giving effect to such Indebtedness no event or condition exists under the Credit Agreement, the Facilities Agreement or the Discount Note Indenture which, with the giving of notice or passage of time, would constitute a "DEFAULT" or "EVENT OF DEFAULT" thereunder and five days prior to the incurrence thereof the holder of such Indebtedness delivers its agreement to Aladdin Music, the Borrower and the Lenders which provides, in relevant part, that such Indebtedness shall only be due and payable if and only if and not unless or until such time as the Indebtedness permitted under CLAUSE (i) of SECTION
     7.2.2 of the Credit Agreement has been consummated by Aladdin Music and the Music Project Parcel has been released from the Deed of Trust in accordance with CLAUSE (c) of SECTION 7.1.19 of the Credit Agreement and that in no event shall any amount under the Credit Agreement or the Facilities Agreement be allocated to repayment or reimbursement of such Indebtedness or be used to fund any such amounts."

          (l) From and after the effective date of the Second Amendment to Facilities Agreement (but not before) and provided that the Second Amendment to Facilities Agreement expressly approves the addition of SECTION 8.1.16 as set forth below, the following new Section shall be added to the Credit Agreement as
SECTION 8.1.16:

          "SECTION 8.1.16. DISHONOR OR EXPIRATION OF LETTER OF CREDIT. If any letter of credit deposited by or on behalf of the Borrower hereunder is dishonored by the issuer thereof or is not extended within fifteen (15) days prior to the expiration thereof (unless the Lenders have been given written instructions to draw such letter of credit fifteen (15) days prior to the expiration thereof)."


                                      ARTICLE IV

                          CONDITIONS PRECEDENT AND COVENANT

     SECTION IV.1. CONDITIONS TO EFFECTIVENESS. This Amendment shall be and become effective as of the date (the "EFFECTIVE DATE") on which each of the following conditions precedent shall have been satisfied.

          (a) EXECUTION OF AMENDMENT. The Administrative Agent shall have received counterparts of this Amendment executed on behalf of the Borrower, the

     Administrative Agent, the Syndication Agent, the Documentation Agent and the Required Lenders.

          (b) INCUMBENCY, ETC. The Administrative Agent shall have received (with copies for each Lender) a certificate, dated the date hereof, of an Authorized Representative of the Borrower certifying

               (i) as to the incumbency and signatures of the Person or Persons authorized to execute and deliver this Amendment and any instruments or agreements required hereunder,

               (ii) as to an attached copy of one or more resolutions or other authorizations of the manager of the Borrower certified by the Authorized Representative of such manager as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment and any instruments or agreements required hereunder, and

               (iii) that the Organizational Documents of the Borrower have not been modified since the date on which they were last delivered to the Administrative Agent,

     upon which certificate the Administrative Agent, the Syndication Agent, the Documentation Agent and each Consenting Lender (collectively, the "FINANCING PARTIES") may conclusively rely until it shall have received a further certificate of an Authorized Representative of the Borrower canceling or amending such prior certificate.

          (c) FEES. All reasonable fees and costs and expenses of Mayer, Brown & Platt and other professionals employed by the Administrative Agent and all other reasonable expenses of the Administrative Agent in connection with the negotiation, execution and delivery of this Amendment and the transactions contemplated herein shall have been paid in full.

          (d) SATISFACTORY LEGAL FORM. Each Financing Party and its counsel shall have received all information, approvals, opinions, documents or instruments as each Financing Party or its counsel may have reasonably requested, and all documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be satisfactory in form and substance to each Financing Party and its counsel.

          (e) DEFAULT. After giving effect to this Amendment the following statements shall be true and correct: (i) to the best knowledge of the Borrower, except as expressly set forth in this Amendment, no act or condition exists which, with the giving of notice or passage of time would constitute a "DEFAULT" or "EVENT OF DEFAULT" (as defined in the Credit Agreement and the Facilities Agreement) has occurred and is continuing as of the date hereof, and (ii) no material adverse change in
     (A) the financial condition, business, property, prospects or ability of the Borrower to perform in all material respects its obligations under any Operative Document or any of the documents evidencing and securing the FF&E Financing to which it is a party or (B) the financial condition, business, property, prospects and ability of any other
     Aladdin Party or, to the best knowledge of the Borrower, LCNI, the Design/Builder or Fluor to perform in all material respects its obligations under any Operative Document to which it is a party has occurred since the Closing Date.

          (f) CONSENTS AND APPROVALS. All approvals and consents required to be taken, given or obtained, as the case may be, by or from any Governmental Instrumentality or another Person, or by or from any trustee (including, without limitation, the Discount Note Indenture Trustee) or holder of any indebtedness or obligation of the Borrower, that are necessary or, in the reasonable opinion of the Administrative Agent, advisable in connection with the execution, delivery and performance of this Amendment by all parties hereto, shall have been taken, given or obtained, as the case may be, shall be in full force and effect and the time for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be in form and substance satisfactory to the Administrative Agent.

          (g) DELIVERY OF AMENDMENT. The Borrower shall have delivered this Amendment to all Persons entitled under the Operative Documents to receive delivery hereof.

          (h) OPINIONS. The Administrative Agent shall have received such opinions of counsel as it deems necessary, dated as of the date of this Amendment and addressed to the Administrative Agent, the Lenders and, if applicable, the Disbursement Agent, which shall be in form and substance satisfactory to the Administrative Agent.

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

     In order to induce each Financing Party to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article VI of the Credit Agreement and additionally represents and warrants unto each Financing Party as set forth in this
ARTICLE V.

     SECTION V.1.  SCHEDULE 2.1.  To the best knowledge of the Borrower,
Schedule 2.1 annexed to this Amendment, as of the date of hereof, is true, correct and complete in all respects.

     SECTION V.2.  MATTERS PERTAINING TO THE FACILITIES AGREEMENT.

          (a) The Borrower has not directly or indirectly amended (by Change Order or otherwise), modified (by Change Order or otherwise), allocated, reallocated or supplemented or permitted or consented to the amendment (by Change Order or otherwise), modification (by Change Order or otherwise) allocation, reallocation or supplementation of the Construction Benchmark
     Schedule in any manner which would extend the Completion Date.

          (b) The Borrower has performed all of its obligations under ITEM (1) of CLAUSE (a) of SECTION 12 of the Facilities Agreement.

     SECTION V.3. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Amendment and each other document executed or to be executed by it in connection with this Amendment are within the Borrower's powers, have been duly authorized by all necessary action, and do not

          (a)  contravene the Borrower's Organizational Documents;

          (b) contravene any contractual restriction binding on or affecting the Borrower;

          (c) contravene any court decree or order or Legal Requirement binding on or affecting the Borrower; or

          (d) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties except as expressly contemplated by the Operative Documents, and the Financing Parties may conclusively rely on such representation and warranty.

      SECTION V.4.  GOVERNMENT APPROVAL,
REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment or any other document to be executed by it in connection with this Amendment.

     SECTION V.5. VALIDITY, ETC. This Amendment constitutes, and each other document executed by the Borrower in connection with this Amendment, on the due execution and delivery thereof, will constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

     SECTION V.6. LIMITATION. Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and each other Operative Document shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments, modifications and consents set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Credit Agreement, the Facilities Agreement any Operative Document, or other Instrument referred to therein or herein, or of any transaction or further or future action on the part of the Borrower or any other Person which would require the consent of the Agents, the Lenders, GECC or the Discount Note Indenture Trustee.

     SECTION V.7. OFFSETS AND DEFENSES. The Borrower has no offsets or defenses to its obligations under the Loan Documents or the documents evidencing and securing the FF&E Financing and no claims or counterclaims against any of the Agents, the Lenders or the Construction Consultant.

                                      ARTICLE VI

                               MISCELLANEOUS PROVISIONS

     SECTION VI.1.  RATIFICATION OF AND REFERENCES TO THE CREDIT AGREEMENT.
This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall continue in full force and effect and is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     SECTION VI.2. HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
     SECTION VI.3. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES OF SUCH STATE.

     SECTION VI.4. CROSS-REFERENCES. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

     SECTION VI.5. OPERATIVE DOCUMENT. This Amendment is an Operative Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

     SECTION VI.6. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION VI.7. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                   ALADDIN GAMING, LLC

                                   By:    /s/ Richard J. Goeglein
                                   Name:  Richard J. Goeglein
                                   Title: President


                                   THE BANK OF NOVA SCOTIA, as the
                                   Administrative Agent


                                   By:    /s/ Alan W. Pendergast
                                   Name:  Alan W. Pendergast
                                   Title: Relationship Manager


                                   MERRILL LYNCH CAPITAL
                                   CORPORATION, as the Syndication Agent


                                   By:    /s/ Howard B. Sople
                                   Name:  Howard B. Sople
                                   Title: Vice President


                                   CIBC OPPENHEIMER CORP.,
                                   as the Documentation Agent


                                   By:     /s/ Dean J. Decker
                                   Name:   Dean J. Decker
                                   Title:  Executive Director, CIBC Oppenheimer
                                           Corp., As Agent

By signing below, the Guarantors (w) ratify and reaffirm the Loan Documents to which they are a party, (x) confirm their agreement to the terms of this Amendment and (y) acknow-ledge that they have no offsets or defenses to their respective obligations under the Loan Documents to which they are a party and no claims or counterclaims against the Agents, the Lenders or the Construction Consultant.

ALADDIN BAZAAR HOLDINGS, LLC


By:    /s/ Ron Dictrow
Name:  Ron Dictrow
Title: Secretary/Treasurer

THE TRUST UNDER ARTICLE SIXTH
 UNDER THE  WILL OF SIGMUND SOMMER


By:     /s/ Jack Sommer
Name:   Jack Sommer
Title:  Trustee

LONDON CLUBS INTERNATIONAL PLC


By:     /s/ G. Barry Hardy
Name:   G. Barry Hardy
Title:  Finance Director

                                                                   SCHEDULE 2.1

Unpaid invoices for Aladdin Music
As of January 22, 1998



                                                                                              Schreck     Culinary
                                      ADP/Marshall    TLCP        Rockwell        HKS          Morris      Design
                                      ------------  ----------  -------------  ------------ -----------  ----------
                                          2,000.00    5,000.00     275,000.00    131,743.93    1,157.43    2,640.00
                                                                   706,000.00    116,752.22                3,510.00
                                                                    16,714.21     19,104.77                3,500.00
                                                                   185,000.00    121,157.81                  123.75
                                                                    21,138.21     82,216.34                3,742.00
                                                                   174,000.00      9,760.00
                                                                    23,452.47      3,250.00
                                                                     1,718.81      7,635.63
                                                                    14,657.45    141,218.37
                                                                     4,691.10     10,110.67
                                                                                   1,996.01
                                                                                     447.40
                                                                                   3,183.57
                                                                                     376.60


Estimate per Tishman
                                      ------------  ----------  -------------  ------------ -----------  ----------
Total Accounts Payable                    2,000.00    5,000.00   1,422,372.25    648,953.32    1,157.43   13,515.75
                                      ------------  ----------  -------------  ------------ -----------  ----------

Trust Advances                                                    -100,000.00
Trust Advances                                                    -100,000.00    -50,000.00
Planet Hollywood Advances                                                       -100,000.00
Jack Sommer Advance                                               -500,000.00

                                      ------------  ----------  -------------  ------------ -----------  ----------
Net Accounts Payable                      2,000.00    5,000.00     722,372.25    498,953.32    1,157.43   13,515.75
                                      ------------  ----------  -------------  ------------ -----------  ----------

                                                                                                         Pre-Opening
                                             McNamara/      Planet                  Total Capitalized     Expensed
                                Tishman     Salvia, Inc.   Hollywood      RWDI      Construction Costs  Skadden,Arps
                              ----------   ------------  -----------  -----------   ------------------ --------------
                               44,320.88      59,400.00                 46,300.00        567,562.24       537,673.00
                                2,493.43      28,835.80                                  857,591.45
                                4,666.30         119.55                                   44,104.83
                                9,300.16       1,186.47                                  316,768.19
                                                                                         107,096.55
                                                                                         183,760.00
                                                                                          26,702.47
                                                                                           9,354.44
                                                                                         155,875.82
                                                                                          14,801.77
                                                                                           1,996.01
                                                                                             447.40
                                                                                           3,183.57
                                                                                             376.60
                                                                                               0.00
                                                                                               0.00
Estimate per Tishman            5,000.00                                                   5,000.00
                                                                                               0.00
                                                                                               0.00
                                                                                               0.00
                                                                                               0.00
                              ----------   ------------  ------------  ----------   ---------------    -------------
   Total Accounts Payable      65,780.77      89,541.82          0.00   46,300.00      2,294,621.34       537,673.00
                              ----------   ------------  ------------  ----------   ---------------    -------------

   Trust Advances                                                                      -100,000.00
   Trust Advances                                                      -13,890.00      -163,890.00
   Planet Hollywood Advances                               100,000.00                         0.00
   Jack Sommer Advance                                                                 -500,000.00
                                                                                              0.00
                              ----------   ------------  ------------  ----------   ---------------    -------------
   Net Accounts Payable        65,780.77      89,541.82    100,000.00   32,410.00      1,530,731.34       537,673.00
                              ----------   ------------  ------------  ----------   ---------------    -------------
 Related party Payables

                                Sommer Trust          Advance for Rockwell costs         100,000.00
                                                      Advance for HKS costs               50,000.00
                                                      Advance to RWDI - Consulting
                                                      Engineers                           13,890.00
                                                      Advance for Rockwell costs         100,000.00
                                Jack Sommer
                                                      Advance for Rockwell costs         500,000.00

                                                                                    ---------------    -------------
                                Related Party Payables                                   763,890.00             0.00
                                                                                    ---------------    -------------

                                                                                                                          TOTAL
                                                                                    ---------------    -------------  ------------
                                Total Liabilities for Aladdin Music, LLC.              2,294,621.34       537,673.00  2,832,294.34
                                                                                    ---------------    -------------  ------------
                                                                                    ---------------    -------------  ------------

